UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 7, 2021

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
396 Alhambra Circle, Suite 255		33134
Coral Gables, Florida,		(Zip Code)
(Address of principal executive offices)

(786) 483-1757

(Registrant's telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On January 7, 2021 (the “Closing Date”), Professional Holding Corp. (the “Company”) and Valley National Bank, entered into an amendment (the “Valley National Amendment”) of that certain Promissory Note (Revolving) (the “Note”) dated December 19, 2019, in the amount of $10.0 million.  The principal balance outstanding pursuant to the Note on the Closing Date was $0.

The Valley National Amendment, among other things, extended the maturity date of the Note to March 19, 2021. No other material terms of the Note changed.

The foregoing description of the Valley National Amendment is qualified in its entirety by reference to the complete text of the Valley National Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment dated January 7, 2021, to the Promissory Note (Revolving) dated December 19, 2019, by and between Professional Holding Corp. and Valley National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.
(Registrant)

January 8, 2021	By:	/s/ Michael C. Sontag
(Date)		Michael C. Sontag
EVP and General Counsel